UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2010

NEPHROS, INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

001-32288	13-3971809
(Commission File Number)	(IRS Employer ID Number)

41 Grand Avenue, River Edge, New Jersey	07661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 343-5202

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 23, 2010, Nephros, Inc. entered into a development agreement with STERIS Corporation.   Under the terms of the agreement, Nephros and STERIS will jointly develop filtration-based products for medical device applications.  Nephros received an initial payment of $100,000 upon entering into the agreement and is eligible to receive additional payments totaling an aggregate of $100,000 upon successful completion of product development milestones for the development project agreed to as of the date of the agreement.  If the scope of the current development project or any other development project expands, or a new development project is agreed upon, Nephros could be due additional upfront, milestone or other payments.

Nephros and STERIS will mutually determine development projects to be pursued under the agreement.  Any technology developed under the agreement will be jointly owned by Nephros and STERIS.  Upon the successful development of any technology under the agreement, Nephros will have the right to commercialize the technology, either on its own or through a third party, provided that Nephros may not commercialize the technology with any competitor of STERIS.

Each of Nephros and STERIS is responsible for its own expenses in developing any technology under the agreement.  The parties will indemnify each other for any losses resulting from any claim for personal or product liability arising out of the party’s gross negligence or willful misconduct with respect to its contributions to any development project under the agreement, except for losses resulting from the other party’s breach of the agreement or negligence or intentional misconduct.

The agreement has an effective date of February 28, 2009 and will run for one year, subject to automatic renewal on an annual basis, unless a party gives 60 days written notice of termination, which notice of termination may be given at any time.  During the term of the agreement and for one year after its termination, Nephros will not engage in the business of providing infection prevention, contamination prevention, microbial reduction and/or surgical support systems, products, services or technologies to healthcare, scientific, research and/or food industries in any work or project that was within the scope of any development project under the agreement.

A copy of the press release announcing the entry into the agreement is attached hereto as Exhibit 99.1.  A copy of the agreement will be filed as an exhibit to Nephros’ Quarterly Report on Form 10-Q for the quarter ending March 31, 2010.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated March 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

	By:	/s/ Gerald J. Kochanski
Dated: March 26, 2010		Gerald J. Kochanski
Chief Financial Officer